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                                                                   EXHIBIT 10.23


[The following agreement is an English translation of a German language document. The original German document controls in the event that there are differences between the original and this translation.]





                              Cooperation Agreement

                                     between

                                 [logo:] i-Cube
                                    I-CUBE(R)

                         International Integration, Inc.
                                 101 Main Street
                               Cambridge, MA 02142
                          (hereinafter called "i-Cube")


                                       and


                            [logo:] debis Systemhaus
                              debis Systemhaus MEB
                           Mercedes EDV Beratung GmbH
                                  Fasanenweg 9
                        D-70771 Leinfelden-Echterdingen
                                     Germany
                           (hereinafter called "MEB")


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I-Cube/MEB Agreement                                                    07/09/97



1  Object of the Agreement                                                     3
2  Introduction                                                                4
     2.1 Positioning within debis Systemhaus                                   4
     2.2 Service Portfolio                                                     4
3  Marketing / Sales                                                           5
4  Organizational Requirements                                                 5
     4.1 Employee Training                                                     5
     4.2 Bid Handling                                                          5
     4.3 Order Handling                                                        6
     4.4 Project Handling                                                      6
     4.5 Escalation Authorities                                                6
     4.6 Procedural Model                                                      7
     4.7 Regular Communication                                                 7
5  Services of MEB                                                             7
6  Services of i-Cube                                                          7
7  Reciprocal Obligations                                                      8
     7.1 Joint Obligations                                                     8
     7.2 Obligations of i-Cube                                                 8
     7.3 Obligations of MEB                                                    9
8  Compensation                                                               10
     8.1 Compensation for Projects                                            10
     8.2 Brokering of Orders                                                  10
     8.3 Goal Agreement for MEB Sales                                         10
9  Reciprocal Liability of Parties                                            11
10 Separability Clause                                                        11
11 Term                                                                       11
12 Confidentiality                                                            12
     12.1 Confidential Information                                            12
     12.2 Exceptions                                                          12
     12.3 Disclosure based on Law                                             12
     12.4 General Protection of Confidential Information                      12
     12.5 Protection of Software of the Parties and of Ownership Rights       13
     12.6 Effectiveness of No. 12.1                                           13
13 Other Provisions                                                           14




 debis Systemhaus MEB Mercedes-EDV-Beratung GmbH / I-CUBE(R) International Inc.

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I-Cube/MEB Agreement                                                    07/09/97


Preamble

In the Memorandum of Understanding dated 01/29/97, i-Cube and debis Systemhaus MEB Mercedes-EDV-Beratung GmbH declared their intention to work together in future on the issues of rearchitecting, migrations, and customized applications. The following contract contains the individual terms and conditions under which a future cooperation between the two parties shall take place. i-Cube and MEB have agreed as follows.

1 Object of the Agmement

The object of this Agreement is a partnering cooperation in sales and implementation of projects.

The cooperation relates essentially to joint preparation and processing of the German market in the first stage, and of the European market in the second stage, joint targeted handling of interested parties from initial acquisition until contract signing,and handling of projects until the delivery of the finished solution to the end user.

The concrete obligations of MEB and i-Cube toward the end users shall be determined according to the specific contract with the particular end user, which is to be concluded under this cooperation agreement.





 debis Systemhaus MEB Mercedes-EDV-Beratung GmbH / I-CUBE(R) International Inc.


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I-Cube/MEB Agreement                                                    07/09/97



2 Introduction

2.1 Positioning within debis Systemhaus

MEB shall market the services both in the debis Systemhaus and at Daimler-Benz AG. For this purpose, MEB shall establish a Center of Competence,hereinafter called CoC, for migrations, rearchitecting, and customized applications. This CoC shall not be a legally independent entity and shall be a new unit within debis Systemhaus MEB GmbH. All sales and project handling related activities shall be managed through this center. This center shall include sales agents as well as consultants and technicians.

The marketing of i-Cube services throughout debis Systemhaus shall be promoted via this CoC. Thus MEB shall coordinate all activities within debis Systemhaus.

This Agreement ensures for i-Cube that via the Center of Competence there will be only one coordinating office in debis Systemhaus.

In reciprocation, i-Cube guarantees to MEB that

         - i-Cube shall not initiate or conclude agreements for general cooperation with debis Systemhaus entities or entitles of the Daimler-Benz Group without prior consent.

         - i-Cube shall inform MEB if debis Systemhaus entities or entities of the Daimler-Benz Group approach i-Cube with such intentions,

If MEB is not in a position to exercise the coordination within the DB Group, then both parties shall mutually decide how to proceed further.

2.2 Service Portfolio

This cooperation is to be developed for the purpose of gaining joint customers and realizing joint projects with them. The activities of MEB shall not be limited only to purely acquisitional or sales-related tasks, but shall also encompass project activities, It is the goal of the partnership that by a certain time MEB shall be in a position to realize projects based on the i-structure independently, without the collaboration of i-Cube.

The so-called i-structure of i-Cube is a set of tools and methods used for migrations of legacy systems and for the development of customized applications.




 debis Systemhaus MEB Mercedes-EDV-Beratung GmbH / I-CUBE(R) International Inc.

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I-Cube/MEB Agreement                                                    07/09/97





The cooperation between MEB and i-Cube is based on this i-structure. The i-structure and the tools appear in Annex 1.






















 debis Systemhaus MEB Mercedes-EDV-Beratung GmbH / I-CUBE(R) International Inc.

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I-Cube/MEB Agreement                                                    07/09/97




3 Marketing / Sales

The description of the sales process is defined in the procedural model. The acquisition occurs either with the customer directly (case of MBAG) or through the sales channels of debis Systemhaus. An important starting point here is constituted primarily by the so-called MDUs (market development units). These units are set up according to industries and have the important customers/interested parties defined as named accounts.

i-Cube and MEB shall review on an ongoing basis whether acquisition activities have not already been initiated by third parties with respect to an interested party who calls. This refers in particular to partnerships which i-Cube has entered into with others,

i-Cube and MEB hereby agree that information shall be exchanged in regularly held status meetings.

4   Organizational Requirements

4.1 Employee Training

MEB shall prepare jointly with i-Cube a training or education plan for employees from the Center of Competence.

In this, MEB shall guarantee that

         - qualified employees are provided
         - these employees are released for training measures.

i-Cube shall guarantee that

         - MEB is supported in the selection of qualified employees
         - these employees receive a qualified education with respect to the i-structure (this education shall be at no charge for MEB as part of the jointly developed and agreed-on education plan).

4.2 Bid Handling

In general, MEB shall prepare a bid to the particular interested party for issues relating to the i-structure or the CoC, and shall offer the services of i-Cube in conjunction with i-Cube. However, it must be decided according to the desire of the customer how the individual bids will be prepared, and who shall assume which responsibility or even the management of the bid.





 debis Systemhaus MEB Mercedes-EDV-Beratung GmbH / I-CUBE(R) International Inc.

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I-Cube/MEB Agreement                                                    07/09/97




In general it shall be true that all bids from i-Cube to MEB shall be prepared in DM (German marks) or Euros.












 debis Systemhaus MEB Mercedes-EDV-Beratung GmbH / I-CUBE(R) International Inc.


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I-Cube/MEB Agreement                                                    07/09/97



During the acquisition or bid phase, MEB may call on employees of i-Cube at no charge (in the scope adequate for the particular case of acquisition) to clarify technical issues regarding the i-structure, including visits to customers and interested parties.

Both parties shall agree in the procedural model on a guideline regarding the regulation of bid signing.

4.3 Order Handling

If a plan leads to an order, then it must be defined on a case-by-case basis who the contract partners shall be or what contract relationships shall be established. MEB will assume a coordinating role in this.

All payments from or to i-Cube shall be made in DM (German marks) or Euros. Any currency risks must be taken into account in the bids from i-Cube.

4.4 Project Handling

The handling of individual projects shall be done jointly with MEB and/or the particular debis Systemhaus companies. According to the requirements of the project, of the particular company, or of the customer, employees from the Center of Competence may be deployed in the implementation/coordination of projects. This shall occur in consultation with i-Cube.

Both parties shall stipulate in the procedural model a project management process for handling joint projects.

4.5 Escalation Authorities

i-Cube and MEB am stipulating a partnering cooperation in this Agreement. The persons in charge of this cooperation are, on the MEB side, the director of the Center of Competence and, on the i-Cube side, the director of Europe.

If situations or problems arise from the cooperation which cannot be solved mutually by the two persons in charge (CoC director and director of Europe), then the parties shall call upon an escalation committee.

This committee shall be composed as follows:

MEB                                             i-Cube

MEB management                                  i-Cube management
SOP/skills management director                  Director of Europe
Center of Competence director                   R&D director







 debis Systemhaus MEB Mercedes-EDV-Beratung GmbH / I-CUBE(R) International Inc.

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I-Cube/MEB Agreement                                                    07/09/97



4.6 Procedural Model

This Agreement establishes a framework for a cooperation by both parties. The CoC director together with the director of Europe shall prepare a detailed procedural model on how the cooperation shall be carried out in practice. This procedural model shall be prepared and approved mutually by both parties within 20 days after the signing of the Agreement and shall then form an integral component of this Agreement.

4.7 Regular Communication

Both parties hereby stipulate that the CoC directorship shall hold regular meetings with the director of i-Cube Europe at least once a month, in order to discusses [sic] the then current status of projects and plans.

The results shall be made known to the management teams of both parties.

5 Services of MEB

The following services shall essentially be provided by MEB:

         - marketing measures, acquisition and sales of projects based on the i-structure
         - installation of the Center of Competence
         - training of employees
         - participation in or implementation of projects
         - provision of tools of debis Systemhaus
         - coordination of activities within debis Systemhaus

The individual services shall be defined jointly by i-Cube and MEB in the procedural model.

6 Services of i-Cube

The following activities shall essentially be provided by i-Cube:

         - provision of informational materials
         - training of CoC employees
         - support of the sales process
         - implementation of projects
         - provision of i-structure





 debis Systemhaus MEB Mercedes-EDV-Beratung GmbH / I-CUBE(R) International Inc.

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I-Cube/MEB Agreement                                                    07/09/97






The individual services shall be defined jointly by i-Cube and MEB in the procedural model.










 debis Systemhaus MEB Mercedes-EDV-Beratung GmbH / I-CUBE(R) International Inc.

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I-Cube/MEB Agreement                                                    07/09/97



7 Reciprocal Obligations

7.1 Joint Obligations

Both parties undertake in conjunction with the other party to implement together appropriate measures to gain new interested parties.

Both parties undertake to inform the other party immediately of new acquisition projects and to make a decision about joint processing.

The cases of joint processing shall be documented in a prospect list which is updated monthly and which is expressly a part of this Agreement. The authorities responsible for this are defined in Point 4.7.

Both parties are concerned to process the cases in this list jointly according to the rules of this Agreement. If this should be impossible, then both parties shall mutually define a corresponding procedure.

For plans that were not generated from the CoC, both parties shall make an agreement as to how decisions shall be made in this case.

The agreement regarding the case-specific procedure shall be done on the operational level between the sales employees responsible for the particular interested party/customer.

Both partners undertake to inform the other partner regularly in written form on a monthly basis about the status of the particular cases being processed and immediately about case-related activities and the results thereof.

7.2 Obligations of i-Cube

i-Cube hereby undertakes within the framework of the cooperation:

a) to provide the required sales services

in the scope adequate for the particular case of acquisition.

This shall be applicable in particular for the part of the preparation and formulation of bids, the implementation of acquisition measures, etc. which is specific to i-Cube.

b) to provide without charge the required system-technical and corresponding i-Cube product-related technical support, to the extent that this is required for the joint success and invoicing to the interested party/customer not possible.




 debis Systemhaus MEB Mercedes-EDV-Beratung GmbH / I-CUBE(R) International Inc.

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I-Cube/MEB Agreement                                                    07/09/97



7.3 Obligations of

MEB MEB undertakes within the framework of the cooperation:

a) in the scope adequate for the particular case of acquisition to provide the required sales support. This applies in particular to the development of new interested parties, the industry-specific technical part of the preparation and working out of bids, the implementation of acquisition measures, etc.

to provide without charge the required i-structure-related support, to the extent that this is required for the joint success and invoicing to the interested party/customer not possible.

b) to assume the general contractorship for joint projects related to the i-structure, if this is requested by the end user.





 debis Systemhaus MEB Mercedes-EDV-Beratung GmbH / I-CUBE(R) International Inc.


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I-Cube/MEB Agreement                                                    07/09/97



8 Compensation

In general, the following applies:

The earnings achieved within the framework of cooperation shall belong to each partner for the deliveries, services, and license grants provided by it.

The costs incurred by the partners within the framework of cooperation, for example sales, travel, and presale costs, shall be home by each partner by itself.

A written agreement regarding the distribution of costs for measures to be implemented jointly, for example presentations and trade fairs, shall be made in each individual case prior to implementation of the measures.

8.1 Compensation for Projects

i-Cube and MEB shall jointly prepare a case-specific calculation of the joint projects.

8.2 Brokering of Orders

The goal of this agreement is to process orders jointly through the CoC. If for any reason processing is not possible, and the plan was acquired by MEB, then MEB shall receive from i-Cube a commission in the amount of 1.5% of the order value.

8.3 Goal Agreement for MEB Sales

The compensation of the sales department or the sales employees of MEB shall occur directly and exclusively through MEB.

MEB will establish a corresponding goal agreement with the sales employees responsible for the marketing of migration and rearchitecting and customized application projects.




 debis Systemhaus MEB Mercedes-EDV-Beratung GmbH / I-CUBE(R) International Inc.

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I-Cube/MEB Agreement                                                    07/09/97



9 Reciprocal Liability of Parties

The partners shall be liable to one another for personal, property and asset damages only up to the level of the bid value or the prospective order value, but no more than an amount of DM 500,000. This shall also apply for the personal liability of their employees and vicarious agents - for any legal mason whatsoever.

Liability is limited to malicious intent and gross negligence. Damage compensation claims extending beyond that, for any legal-mason whatsoever, shall be excluded as far as possible by law.

10 Separability Clause

The complete or partial ineffectiveness or unenforceability of individual provisions of this Agreement shall not result in its ineffectiveness as a whole. The ineffective or unenforceable provision shall be replaced by one that comes as close as possible to the economic effect of the ineffective or unenforceable provision. The same applies for the case of a gap in the stipulations.

11 Term

The cooperation agreement is concluded for a period of 5 years and is extended by up to 3 additional years.

The Agreement may be terminated by each partner in written form with a notice period of 12 months as of the end of the year without stating masons. Termination without notice for good cause shall remain unaffected hereby.

In case of termination, an agreement shall be made on a case-specific basis about the further treatment of the acquisition and installation cases being handled jointly.





 debis Systemhaus MEB Mercedes-EDV-Beratung GmbH / I-CUBE(R) International Inc.

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I-Cube/MEB Agreement                                                    07/09/97





12 Confidentiality

12.1 Confidential Information

Confidential information encompasses all confidential information which one party has given over to the other, verbally or in written form, including but not limited to the software of one party (regardless of whether in object code or source code), documentation, business secrets, or other confidential information, including information disclosed prior to the date of this Agreement, which relates to the business or business activity of one party (including the business activity of dependent companies ("confidential information")).

12.2 Exceptions

Confidential information does not encompass information (i) which is generally known to companies working in the business sector of the disclosing party; (ii) which were acquired by one party honestly without restrictions regarding the disclosure; (iii) which were conveyed to the party receiving the information prior to the receipt from the disclosing party without restrictions of confidentiality; or (iv) which were developed independently by the party receiving the information without information from the disclosing party.

12.3 Disclosure Based on Law

If a party or one of its vicarious agents is required by law to disclose confidential information, then this party shall immediately inform the other party of such necessity prior to the disclosure. The parties shall join forces and sincerely attempt to agree on an agreement [sic] about the form and conditions of a disclosure which is acceptable to both parties within the framework of the circumstances under which the disclosure is to be made. If after such a notification and consultation the parties are unable to agree on a mutually acceptable form and conditions for the disclosure, then the party required by law to disclose the information shall not be subject to liability with respect to the other party, as long as the disclosing party undertakes reasonable efforts to obtain a protective declaration or other reliable declaration which guarantees that the confidential information will be treated confidentially by the agency demanding the disclosure.

12.4 General Protection of Confidential Information

The parties are in agreement (i) that they will not make the confidential information of the other party available to any third party except as set forth in this Section 1.4 and (ii) that they will use the confidential information of the other only for the purpose of concluding a project or in such a way as is set forth elsewhere in the provisions of this Agreement, including any license agreement debis Systemhaus MEB Mercedes-EDV-Beratung GmbH / I-CUBE(R) International Inc.

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I-Cube/MEB Agreement                                                    07/09/97



referred to in this Agreement. Each party may [word missing] confidential information to its organizational bodies, directors, and employees participating in or supervising the project, to its auditors, tax consultants, and other vicarious agents having a bona fide interest in the information (together "the agents"),provided that, prior to disclosing the confidential information to an agent, the party informs this agent of the requirements of this Agreement and receives an agreement from this agent according to which the agent undertakes to observe the confidentiality provision of this Agreement. Each party shall inform the other party immediately after it hears of an unauthorized disclosure or use of the confidential Information of the other party, and shall take all measures demanded by the other party to remedy such disclosure or use. Each party shall reproduce on all copies of confidential information all indications of confidentiality and ownership which are affixed to the originals. Each party undertakes not to pass on any confidential information of the other party outside of Germany without written permission from the other party.

12.5 Protection of Software of the Parties and of Ownership Rights

Debis software is the sole and exclusive property of debis, and i-Cube software is the sole and exclusive property of i-Cube. The i-structures developed by i-Cube are proprietary. They are the property of i-Cube, and neither the signing of an agreement nor the completion of a joint project shall transfer the ownership rights or license rights. If the tools are used in order to carry out a migration, the rights to the resulting application shall remain with the customer and i-Cube. i-Cube or debis, depending, shall retain all copyrights and other rights to their software documentation. The parties hereby agree (i) to protect and uphold the confidentiality of the software and documentation of the other party, (ii) not to alter or rework or to attempt to alter or rework the software of the other party, unless expressly allowed under the terms and conditions of this Agreement, and (iii) not to copy the software of documentation of the other participants, except as expressly allowed under the terms and conditions of this Agreement.

12.6 Effectiveness of No. 12.1

The rights and obligations of the parties under this No, 1 shall remain in effect beginning on the date of signing of this Agreement and ending 5 years after the dissolution or termination of this Agreement. The limitations on disclosure regulated in No. 1.5 shall continue indefinitely.





 debis Systemhaus MEB Mercedes-EDV-Beratung GmbH / I-CUBE(R) International Inc.


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